As filed with the Securities and Exchange Commission on January 24, 2003
                                                       Registration No. 33-62729
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                               GENERAL MILLS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                   41-0274440
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)
                           --------------------------

                       Number One General Mills Boulevard
                          Minneapolis, Minnesota 55426
          (Address, including zip code, of principal executive offices)
                                 (763) 764-7600
              (Registrant's telephone number, including area code)
                            -------------------------

                               General Mills, Inc.
                    1995 Salary Replacement Stock Option Plan
                            (Full title of the plan)
                            -------------------------

                             SIRI S. MARSHALL, Esq.
              Senior Vice President, General Counsel and Secretary
                         Number One General Mills Blvd.
                          Minneapolis, Minnesota 55426
                                 (763) 764-7230
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

        This Post-Effective Amendment No. 1 is being filed to de-register 389,739 shares of Common Stock of General Mills, Inc. (the "Registrant"). Such shares were registered under a Registration Statement on Form S-8, Registration No. 33-62729, for purchase under the Registrant's 1995 Salary Replacement Stock Option Plan. The Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired. The Registrant intends to carry forward 260,000 of the deregistered shares to a new Registration Statement on Form S-8 covering a separate benefit plan of the Registrant.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley (Minneapolis), State of Minnesota, on the 24th day of January, 2003.

       GENERAL MILLS, INC.                )
                                          )
                                          )
       By         Stephen W. Sanger       )       /s/ Siri S. Marshall
         -------------------------------- )      ---------------------------
           Chairman of the Board and      )           Siri S. Marshall
            Chief Executive Officer       )           Attorney-in-fact


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                   Title
              ---------                   -----


/s/ Kenneth L. Thome           Senior Vice President,    January 21, 2003
---------------------------    Financial Operations
Kenneth L. Thome               (Principal Accounting Officer)

/s/ Stephen R. Demeritt        Vice Chairman             January 21, 2003
---------------------------
Stephen R. Demeritt

/s/ Raymond G. Viault          Vice Chairman             January 21, 2003
---------------------------
Raymond G. Viault

Stephen W. Sanger              Chairman of the Board       )
                                and Chief Executive Officer)
L. D. DeSimone                 Director                    )
William T. Esrey               Director                    )/s/ Siri S. Marshall
Judith Richards Hope           Director                    )----------------
A. Michael Spence              Director                    )Siri S. Marshall
Dorothy A. Terrell             Director                    )Attorney-in-fact
                                                           )January 24, 2003

                               Director
---------------------------
Paul S. Walsh
                               Director
---------------------------
Raymond V. Gilmartin
                               Director
---------------------------
Robert L. Johnson
                               Director
---------------------------
John M. Keenan
                               Director
---------------------------
Heidi G. Miller
                               Director
---------------------------
Hilda Ochoa-Brillembourg

s8/1995 Salary Replacement SOP